Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On August 26, 2022 (the “Transaction Close”), Westrock Coffee Company (f/k/a Westrock Coffee Holdings, LLC) (the “Company”, “Westrock”, “we”, “us”, or “our”) completed its previously announced de-SPAC merger transaction (the “Transaction”) with Riverview Acquisition Corp. (“Riverview”) pursuant to the terms of a transaction agreement, dated April 4, 2022, by and among the Company, Riverview, Origin Merger Sub I, Inc. (“Merger Sub I”), and Origin Merger Sub II, LLC (“Merger Sub II”) (the “Transaction Agreement”).

Prior to the Transaction Close, holders of shares of class A common stock of Riverview (the “Riverview Class A Shares”) had the right to redeem all or a portion of their Riverview Class A Shares for a per share price calculated in accordance with Riverview’s governing documents. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westrock and Riverview after giving effect to the Transaction and reflects the actual redemption of 18,381,849 Riverview Class A Shares. Furthermore, unaudited pro forma condensed combined financial information includes the following:

•	issuance of 6,618,151 shares of common stock of Westrock (the “Westrock Common Shares”) to shareholders of Riverview Class A Shares that did not exercise their redemptions rights with respect their Riverview Class A Shares;

•	issuance of 6,250,000 Westrock Common Shares to shareholders of shares of Class B common stock of Riverview (the “Riverview Class B Shares”, and together with the Riverview Class A Shares, the “Riverview Shares”), which were automatically converted into Riverview Class A Shares and then into Westrock Common Shares at Transaction Close;

•	issuance of 23,090,000 Westrock Common Shares pursuant to the PIPE Financing, as defined below, which includes 2,500,000 Westrock Common Shares that were issued in exchange for the retirement of $25.0 million of subordinated debt that was outstanding immediately prior to the Transaction Close; and

•	entry into a $350.0 million credit agreement (the “Credit Agreement”) with Wells Fargo Bank, N.A. which includes a $175.0 million senior secured first lien term loan facility (the “Term Loan”) and a $175.0 million senior secured first lien revolving credit facility (the “Revolving Credit Facility”).

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021, give effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the related notes to the unaudited pro forma condensed combined financial statements;

•	the historical unaudited financial statements of Westrock as of and for the six months ended June 30, 2022 and the related notes, included in the Quarterly Report on Form 10-Q of Westrock, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 29, 2022 (“Westrock 10-Q”);

•	the historical audited financial statements of Westrock as of and for the year ended December 31, 2021 and the related notes, included in the registration statement of Westrock on Form S-4, filed with the SEC on April 25, 2022, as amended by Amendments No. 1, 2, 3 and 4 thereto filed with the SEC on June 10, 2022, July 15, 2022, August 1, 2022 and August 3, 2022, respectively (the “Registration Statement”);

•	the historical unaudited financial statements of Riverview as of and for the six months ended June 30, 2022 and the related notes, included in the Quarterly Report on Form 10-Q of Riverview, filed with the SEC on August 15, 2022 (“Riverview 10-Q”);

•	the historical audited financial statements of Riverview as of and for the year ended December 31, 2021 and the related notes, included in the Registration Statement;

•	the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Westrock”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Riverview” and other financial information relating to Westrock and Riverview included in the Registration Statement;

•	the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to Westrock included in the Westrock 10-Q; and

•	the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and other financial information relating to Riverview included in the Riverview 10-Q.

The Transaction is a capital transaction in substance and not a business combination under ASC 805. As a result, Westrock is treated as the accounting acquirer and Riverview is treated as the acquired company for financial reporting purposes per ASC 805. Accordingly, for accounting purposes, the Transaction is treated similar to an equity contribution in exchange for the issuance of Westrock Common Shares. The net assets of Riverview, which are primarily comprised of cash and cash equivalents, are stated at historical cost with no goodwill or other intangible assets recorded. This determination was primarily based on the following:

•	Westrock’s pre-Transaction equityholders considered in the aggregate have a majority interest of voting power in the combined entity;

•	Westrock’s senior management continues to compose the senior management of the combined company;

•	The relative size and valuation of Westrock compared to Riverview; and

•	Westrock’s business comprises the ongoing operations of the combined company immediately following the consummation of the Transaction.

Accordingly, for accounting purposes, the financial statements of the combined entity represent a continuation of the financial statements of Westrock, and the net assets of Riverview will be stated at historical cost, with no goodwill or other intangible assets recorded.

On April 4, 2022, Riverview entered into the Transaction Agreement with Westrock, Merger Sub I and Merger Sub II, pursuant to which, among other things, (i) Westrock converted from a Delaware limited liability company to a Delaware corporation (the “Conversion”), (ii) Merger Sub I merged with and into Riverview, with Riverview surviving the merger as a direct wholly owned subsidiary of Westrock (such merger, the “SPAC Merger”) and (iii) immediately following the consummation of such merger, Riverview merged with and into Merger Sub II, with Merger Sub II surviving the merger as a direct wholly owned subsidiary of Westrock (the “LLC Merger”, and together with the SPAC Merger, the “Mergers”). In this exhibit, we refer to Westrock prior to the Conversion, when it was a limited liability company, as the “Converting Company”.

Pursuant to the Transaction Agreement, (a) each issued and outstanding common unit of the Converting Company (the “Westrock Common Unit”) was automatically converted into 0.1049203474320 Westrock Common Shares, (b) each issued and outstanding common equivalent preferred unit of the Converting Company (the “Westrock Preferred Unit”) for which the holder had not elected to convert such unit into shares of Series A convertible preferred stock of Westrock (the “Westrock Series A Preferred Shares”), automatically converted into 0.1086138208640 Westrock Common Shares if such Westrock Preferred Unit was designated a Series A common equivalent preferred unit of the Converting Company (the “Westrock Series A Preferred Units”) or 0.1049203474320 Westrock Common Shares if such Westrock Preferred Unit was designated a Series B common equivalent preferred unit of the Converting Company (the “Westrock Series B Preferred Units”) and (c) each outstanding Westrock Preferred Unit, for which the holder thereof had made an election to convert such unit into Westrock Series A Preferred Shares, converted into 0.1086138208740 Westrock Series A Preferred Shares if such Westrock Preferred Unit was a Westrock Series A Preferred Unit or 0.0919280171940 Westrock Series A Preferred Shares if such Westrock Preferred Unit was a Westrock Series B Preferred Unit.

In addition, at Transaction Close, (i) each outstanding Riverview Class B Share (other than the Riverview Class B Shares held as treasury stock, which were automatically cancelled and extinguished at the Transaction Close), automatically converted into one Riverview Class A Share, (ii) each outstanding Riverview Class A Share (including the Riverview Class A Shares resulting from the conversion of Riverview Class B Shares at Transaction Close but excluding any Riverview Class A Shares held as treasury stock, which were automatically cancelled and extinguished at Transaction Close) were exchanged for one Westrock Common Share, (iii) each outstanding warrant to purchase Riverview Class A Shares (the “Riverview Warrants”) was, by its terms, automatically converted into a comparable warrant to purchase Westrock Common Shares (the “Westrock Warrants”) on the terms and subject to the conditions set forth in the warrant agreement for the Riverview Warrants and the amended and restated warrant agreement for the Westrock Warrants, (iv) each Riverview Share held immediately prior to Transaction Close by Riverview as treasury stock was automatically canceled and extinguished and (v) each share of capital stock of Merger Sub I issued and outstanding immediately prior to Transaction Close was automatically canceled and extinguished and converted into one share of common stock, par value $0.01, of the surviving corporation in the SPAC Merger, and in connection with obtaining the approval of the Mergers by Riverview’s stockholders, Riverview provided an opportunity for its stockholders to redeem all or a portion of their outstanding Riverview Class A Shares as set forth therein.

Concurrently with the execution of the Transaction Agreement, Westrock and Riverview each entered into subscription agreements (the “Subscription Agreements”) with 35 investors (the “PIPE Investors”), pursuant to which, the PIPE Investors agreed to subscribe for and purchase, an aggregate of 2,850,000 shares of Westrock Common Shares and 22,150,000 Riverview Class A Shares for a purchase price of $10.00 per share, for aggregate gross proceeds of $250.0 million, on the terms and subject to the conditions set forth in the Subscription Agreements (the “PIPE Financing”). The Subscription Agreements with Riverview provided, subject to customary conditions, that if the subscriber held any Riverview Class A Shares acquired after the date of the subscriber’s Subscription Agreement and did not exercise any redemption rights with respect thereto (such shares, the “offset shares”), then such subscriber could elect to reduce the number of Riverview Class A Shares it was required to purchase in the PIPE Financing by the number of such offset shares. At Transaction Close, there were 1,910,000 offset shares, which reduced the proceeds of the PIPE Financing by $19.1 million.

The following summarizes the pro forma Westrock Common Shares outstanding as presented in the unaudited pro forma condensed combined financial statements, excluding the potentially dilutive impact of warrants, options to purchase Westrock Common Shares, restricted stock unit awards, and 23,587,952 Westrock Series A Preferred Shares, on an as-converted basis to Westrock Common Shares:

(in thousands)
Equityholders of Westrock prior to the Transaction	37,076
PIPE investors	23,090
Riverview public stockholders	6,618
Riverview Sponsor Partners, LLC (“Riverview Sponsor”) and holders of other Riverview Class B Shares	6,250
Total	73,034

The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not necessarily reflect what Westrock’s financial condition or results of operations would have been had the Transaction, PIPE Financing and Credit Agreement occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience. See also the section titled “Forward-Looking Statements”.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET
AS OF JUNE 30, 2022
(in thousands, except unit and share data)

	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS	$14,343	$796	$250,258	(A)	$118,771
Cash and cash equivalents			217,600	(C)
			(138,389)	(G)
			(42,017)	(H)
			(183,820)	(I)
Restricted cash	3,842	—	—		3,842
Accounts receivable, net	96,001	—	—		96,001
Inventories	155,323	—	—		155,323
Derivative assets	15,692	—	—		15,692
Prepaid expenses and other current assets	8,894	371	—		9,265
Total Current Assets	294,095	1,167	103,632		398,894

Property, plant and equipment, net	131,802	—	—		131,802
Goodwill	97,053	—	—		97,053
Intangible assets, net	122,565	—	—		122,565
Marketable securities held in Trust Account	—	250,258	(250,258)	(A)	—
Other long-term assets	15,931	28	—		15,959
Total Assets	$661,446	$251,453	$(146,626)		$766,273
LIABILITIES, REDEEMABLE UNITS OR SHARES, AND UNITHOLDERS’ OR SHAREHOLDERS’ EQUITY (DEFICIT)
Current maturities of long-term debt	$8,157	$—	$(3,812)	(G)	$4,345
Short-term debt	67,871	—	—		67,871
Accounts payable	117,871	—	—		117,871
Derivative liabilities	7,583	—	—		7,583
Accrued expenses and other current liabilities	29,842	225	(2,768)	(G)	27,299
Total current liabilities	231,324	225	(6,580)		224,969
Long-term debt, net	297,044	—	(128,872)	(G)	168,172
Subordinated related party debt	13,300	—	(13,300)	(J)	—
Deferred income taxes	20,132	—	—		20,132
Warrant liabilities	—	19,334	—		19,334
Deferred underwriting fee payable	—	8,750	(8,750)	(H)	—
Other long-term liabilities	11,589	1,781	(1,781)	(H)	11,589
Total liabilities	573,389	30,090	(159,283)		444,196
Commitments and contingencies
Riverview Class A Shares, $0.001 par value; 85,000,000 shares authorized; 25,000,000 shares subject to possible redemption at redemption value	—	250,123	(66,303)	(B)	—
			(183,820)	(I)
Westrock Series A Redeemable Common Equivalent Preferred Units: $0 par value, 222,150,000 units authorized, issued and outstanding	277,762	—	(277,762)	(D)	—
Westrock Series B Redeemable Common Equivalent Preferred Units: $0 par value, 17,000,000 units authorized, issued and outstanding	17,991	—	(17,991)	(D)	—
Westrock Series A Preferred Shares, $0.01 par value	—	—	271,262	(D)	271,262

	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Unitholders’ or Shareholders’ (Deficit) Equity
Westrock Common Shares, $0.01 par value	—	—	129	(B)	731
			218	(C)
			22	(D)
			349	(E)
			13	(J)
Preferred stock, $0.001 par value; 1,000,000 shares authorized, none issued and outstanding	—	—	—		—
Common Units: $0 par value 375,420,213 units authorized; 332,209,476 units issued and outstanding	—	—	—	(E)	—
Riverview Class A Shares, $0.001 par value; 85,000,000 shares authorized; 0 issued and outstanding (excluding 25,000,000 shares subject to possible redemption)	—	—	—	(B)	—
Riverview Class B Shares, $0.001 par value; 15,000,000 shares authorized; 6,250,000 issued and outstanding	—	6	(6)	(B)	—
Additional paid-in capital	60,975	—	66,180	(B)	321,692
			217,382	(C)
			24,469	(D)
			(349)	(E)
			(28,766)	(F)
			(31,486)	(H)
			13,287	(J)
(Accumulated deficit) Retained earnings	(276,196)	(28,766)	28,766	(F)	(279,133)
			(2,937)	(G)
Accumulated other comprehensive income	4,724	—	—		4,724
Total unitholders’ or shareholders’ (deficit) equity attributable to Westrock or Riverview	(210,497)	(28,760)	287,271		48,014
Noncontrolling interest	2,801	—	—		2,801
Total unitholders’ or shareholders’ (deficit) equity	(207,696)	(28,760)	287,271		50,815
Total Liabilities, Redeemable Units or Shares and Unitholders’ or Shareholders’ (Deficit) Equity	$661,446	$251,453	$(146,626)		$766,273

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022
(in thousands, except per unit and per share data)

	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Net sales	$409,841	$—	$—		$409,841
Costs of sales	332,512	—	—		332,512
Gross profit	77,329	—	—		77,329
Selling, general and administrative expense	70,109	—	—		70,109
Acquisition, restructuring and integration expense	4,787	—	—		4,787
Operating and formation costs	—	1,984	—		1,984
Loss on disposal of property, plant and equipment	289	—	—		289
Total operating expenses	75,185	1,984	—		77,169
Income (loss) from operations	2,144	(1,984)	—		160
Other (income) expense, net	(1,110)	—	—		(1,110)
Interest expense	16,861	—	(10,936)	(AA)	5,925
Interest earned on marketable securities held in Trust Account	—	(404)	404	(BB)	—
Change in fair value of warrant liabilities	—	8,771	—		8,771
(Loss) income before income taxes	(13,607)	(10,351)	10,532		(13,426)
Income tax (benefit) expense	(3,083)	35	2,633	(CC)	(415)
Net (loss) income	$(10,524)	$(10,386)	$7,899		$(13,011)
Net income attributable to noncontrolling interest	65	—	—		65
Net (loss) income attributable to unitholders or shareholders	(10,589)	(10,386)	7,899		(13,076)
Accumulating preferred dividends	(13,882)	—	13,882	(DD)	—
Net (loss) income attributable to common unitholders or shareholders	$(24,471)	$(10,386)	$21,781		$(13,076)
(Loss) per Westrock common unit:
Basic and diluted	$(0.07)	$—
Weighted-average number of Westrock units outstanding
Basic and diluted	331,195	—
Earnings per Riverview Class A Share:
Basic and diluted	$—	$(0.33)
Weighted-average number of Riverview Class A Shares outstanding
Basic and diluted	—	25,000
Earnings per Riverview Class B Share:
Basic and diluted	$—	$(0.33)
Weighted-average number of Riverview Class B Shares outstanding
Basic and diluted	—	6,250
Loss per Westrock Common Share:
Basic	$—	$—			$(0.18	)(EE)
Diluted	$—	$—			$(0.18	)(EE)
Weighted-average number of Westrock shares outstanding
Basic	—	—			73,034	(EE)
Diluted	—	—			73,034	(EE)

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2021
 (in thousands, except per unit and per share data)

	Westrock (Historical)	Riverview (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues, net:
Product revenues	$551,013	$—	$—		$551,013
Forward contract and other revenues	147,131	—	—		147,131
Total revenues, net	698,144	—	—		698,144
Costs of sales:
Product costs of sales	423,314	—	—		423,314
Forward contract and other costs of sales	129,407	—	—		129,407
Total costs of sales	552,721	—	—		552,721
Gross profit	145,423	—	—		145,423
Selling, general and administrative expense	128,506	—	—		128,506
Acquisition, restructuring and integration expense	8,835	—	8,615	(KK)	17,450
Operating and formation costs	—	885	—		885
Loss on disposal of property, plant and equipment	243	—	—		243
Total operating expenses	137,584	885	8,615		147,084
Income (loss) from operations	7,839	(885)	(8,615)		(1,661)
Other (income) expense, net	(34)	—	—		(34)
Interest expense	32,549	—	(21,587)	(FF)	10,962
Interest earned on marketable securities held in Trust Account	—	(36)	36	(GG)	—
Unrealized loss on marketable securities held in Trust Account	—	0	(0)	(GG)	—
Change in fair value of warrant liabilities	—	(7,694)	—		(7,694)
Change in fair value of over-allotment liability	—	(106)	—		(106)
Transaction costs	—	1,284	—		1,284
(Loss) income before income taxes	(24,676)	5,667	12,936		(6,073)
Income tax (benefit) expense	(3,368)	—	3,234	(HH)	(134)
Net (loss) income	$(21,308)	$5,667	$9,702		$(5,939)
Net income attributable to noncontrolling interest	639	—	—		639
Net (loss) income attributable to unitholders or shareholders	(21,947)	5,667	9,702		(6,578)
Accumulating preferred dividends	(24,208)	—	24,208	(II)	—
Net (loss) income attributable to common unitholders or shareholders	$(46,155)	$5,667	$33,910		$(6,578)
(Loss) per Westrock common unit:
Basic and diluted	$(0.14)	$—
Weighted-average number of Westrock units outstanding
Basic and diluted	328,557	—
Earnings per Riverview Class A Share:
Basic and diluted	$—	$0.32
Weighted-average number of Riverview Class A Shares outstanding
Basic and diluted	—	11,392
Earnings per Riverview Class B Share:
Basic and diluted	$—	$0.32
Weighted-average number of Riverview Class B Shares outstanding
Basic and diluted	—	6,250
Loss per Westrock Common Share:
Basic	$—	$—			$(0.09	)(JJ)
Diluted	$—	$—			$(0.09	)(JJ)
Weighted-average number of Westrock shares outstanding
Basic	—	—			73,034	(JJ)
Diluted	—	—			73,034	(JJ)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Transaction will be accounted for as a capital transaction in substance and not as a business combination under ASC 805 for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the combined entity will represent a continuation of the financial statements of Westrock, and the net assets of Riverview will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited proforma condensed combined balance sheet as of June 30, 2022 assumes that the Transaction and related PIPE Financing and Credit Agreement occurred on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 gives pro forma effect of the Transaction as if it had occurred on January 1, 2021.

Prior to the Transaction Close, holders of Riverview Class A Shares had the right to redeem all or a portion of their Riverview Class A Shares for a per share price calculated in accordance with Riverview’s governing documents. The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Westrock and Riverview after giving effect to the Transaction and reflects the actual redemption of 18,381,849 Riverview Class A Shares.

The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not necessarily reflect what Westrock’s financial condition or results of operations would have been had the Transaction, PIPE Financing and Credit Agreement occurred on the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined entity will experience.

Note 2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” to depict the accounting for the Transaction (“Transaction Accounting Adjustments”). The information has been prepared to illustrate the effect of the Transaction, including the PIPE Financing and the Credit Agreement and is for informational purposes only.

Adjustments to the Unaudited Condensed Combined Balance Sheet

(A)	Reflects the reclassification of marketable securities held in the trust account of Riverview (the “Trust Account”) that become available in connection with the Transaction.

(B)	Reflects the reclassification of 6,618,151 shares of unredeemed Riverview Class A Shares and 6,250,000 shares of Riverview Class B Shares into permanent equity.

(C)	Reflects gross cash proceeds of $217.6 million from the issuance of a total of 1,520,000 shares of Westrock Common Shares and 20,240,000 Riverview Class A Shares, on an as converted basis, and a corresponding offset to additional paid-in capital as a result of the executed Subscription Agreements entered into in connection with the PIPE Financing. The Subscription Agreements with Riverview provided, subject to customary conditions, that if the subscriber held any Riverview Class A Shares acquired after the date of the subscriber’s Subscription Agreement and did not exercise any redemption rights with respect thereto (such shares, the “offset shares”), then such subscriber could elect to reduce the number of Riverview Class A Shares it was required to purchase in the PIPE Financing by the number of such offset shares. At Transaction Close, there were 1,910,000 offset shares, which are reflected in Adjustment B.

(D)	Reflects conversion of Westrock Series A Preferred Units and Westrock Series B Preferred Units into shares of the Westrock Common Shares or Series A Preferred Shares, which have an initial liquidation preference of $11.50 per share. Certain holders of Westrock Series A Preferred Units and Series B Preferred Units elected to receive 2,220,305 Westrock Common Shares, and certain holders of Westrock Series A Preferred Units and Series B Preferred Units elected to receive 23,587,952 shares of Westrock Series A Preferred Shares.

(E)	Reflects the conversion of Westrock Common Units into Westrock Common Shares, at an exchange rate of 0.1049203474320 Westrock Common Shares per existing Westrock Common Unit.

(F)	Reflects reclassification of Riverview’s historical accumulated deficit to additional paid-in capital upon consummation of the Transaction to reflect the cancellation of Riverview’s historical accumulated deficit.

(G)	Reflects the net impact of the following:

(in thousands)	Amount
Cash and cash equivalents:
Proceeds from issuance of Term Loan under the Credit Agreement	$175,000
Repayment of existing Westrock term loan	(232,961)
Repayment of existing Westrock asset-based facility	(72,842)
Deferred financing fees associated with new debt under the Credit Agreement	(6,006)
Payment of early termination costs associated with retired debt	(1,580)
Adjustment, net	$(138,389)

Current maturities of long-term debt:
Repayment of existing Westrock term loan	$(6,000)
Current maturities associated with the Credit Agreement	2,188
Adjustment, net	$(3,812)

Accrued expenses and other liabilities:
Reversal of accrued interest on retired debt	$(2,768)

Long-term debt, net:
Proceeds from issuance of Term Loan under the Credit Agreement	$175,000
Proceeds from borrowings on Revolving Credit Facility under the Credit Agreement	—
Deferred financing fees associated with new debt under the Credit Agreement	(6,006)
Repayment of existing Westrock term loan	(232,961)
Repayment of existing Westrock asset-based facility	(72,842)
Write-off of unamortized deferred financing fees on Westrock’s existing debt	4,125
Adjustment related to current maturities of long-term debt	3,812
Adjustment, net	$(128,872)

(Accumulated deficit) retained earnings:
Write-off of unamortized deferred financing fees on Westrock’s existing debt	$(4,125)
Payment of early termination costs associated with retired debt	(1,580)
Reversal of accrued interest on retired debt	2,768
Adjustment, net	$(2,937)

(H)	Reflects adjustment of approximately $42.0 million for certain transaction costs incurred by Westrock and Riverview for the Transaction, including advisory, banking, printing, legal and accounting services. The amount includes $8.8 million of Riverview deferred underwriting fees, $1.8 million of deferred legal fees and $8.6 million of transaction costs incurred by Riverview, which were charged to Riverview’s accumulated deficit and reclassified to additional paid-in capital upon consummation of the Transaction to reflect the cancellation of Riverview’s historical accumulated deficit. Because the Transaction is a capital transaction in substance, qualifying transaction costs incurred by Westrock, approximating $22.9 million, are charged directly to equity as an offset to additional paid-in capital.

(I)	Reflects the reduction in cash and Riverview Class A Shares for the redemption of 18,381,849 shares of Riverview Class A Shares at a price of approximately $10.00 per share.

(J)	Reflects the issuance of 1,330,000 Westrock Common Shares in exchange for the retirement of $13.3 million of subordinated related party debt. The retirement of the subordinated debt in exchange for Westrock Common Shares was done in satisfaction of obligations to purchase Westrock Common Shares under the terms of Subscription Agreements entered into with 2 PIPE investors.

Adjustments to the Unaudited Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 are as follows:

(AA)	Reflects the net interest expense impact from the retirement of Westrock debt and the Credit Agreement, which includes the reversal of approximately $11.5 million of interest expense on the existing term loan, $1.4 million of interest expense on the existing asset-based lending facility, $0.4 million of interest on subordinated related party debt, $0.3 million of paid-in-kind interest, and $1.0 million of the amortization of deferred financing fees. These reversals are offset by $3.5 million of interest expense on the new Term Loan, determined using the effective interest rate method, and $0.3 million of interest expense related to the new Revolving Credit Facility, representing the commitment fee of 0.35%, as the Revolving Credit Facility is assumed to be undrawn. For the purposes of the pro forma condensed combined financial statements, the Term Loan and Revolving Credit Facility under the Credit Agreement bear interest at a rate of 3.4%, which represents the Adjusted Term SOFR Rate, as defined in the Credit Agreement, plus 2.25% in accordance with the terms of the Credit Agreement. The Adjusted Term SOFR Rate is based on the 6-month SOFR rate of 0.94% as of August 22, 2022. A hypothetical 10% change in the 6-month SOFR rate would have a $0.1 million impact on the pro forma interest expense.

(BB)	Reflects elimination of interest income earned on marketable securities held in the Trust Account.

(CC)	Reflects the net tax expense of all adjustments impacting the pro forma statement of operations, based on a blended statutory rate of 25%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns for the periods presented.

(DD)	Reflects the reversal of accumulating preferred dividends on the Westrock Preferred Units.

(EE)	Represents the earnings per share calculation using the weighted-average common shares outstanding assuming the Transaction occurred on January 1, 2021. The calculation of weighted-average common shares outstanding excludes the impact of Westrock Series A Preferred Shares on an as-converted basis, as including them would be anti-dilutive, and excludes the impact of the Westrock Warrants as the warrants are not dilutive based on their exercise price.

(in thousands)
Numerator
Net loss attributable to holders of Westrock Common Shares	$(13,076)
Denominator
Number of Westrock Common Shares held by holders who were equityholders of Westrock prior to the Transaction	37,076
Number of Westrock Common Shares held by PIPE Investors	23,090
Number of Westrock Common Shares held by Riverview public stockholders	6,618
Number of Westrock Common Shares held by Riverview Sponsor and holders of other Riverview Class B Shares	6,250
Total Westrock Common Shares – Basic	73,034
Number of Westrock Series A Preferred Shares, on an as-converted basis to Westrock Common Shares	—
Total Westrock Common Shares – Diluted	73,034
Loss per Westrock Common Share
Basic	$(0.18)
Diluted	$(0.18)

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 are as follows:

(FF)	Reflects the net interest expense impact from the retirement of Westrock debt and the Credit Agreement, which includes the reversal of $23.0 million of interest expense on the existing term loan, $2.0 million of interest expense on the existing asset-based lending facility, $0.8 million of interest on subordinated related party debt, $1.8 million of paid-in-kind interest, and $1.8 million of the amortization of deferred financing fees. These reversals are offset by $7.2 million of interest expense on the new Term Loan, determined using the effective interest rate method, and $0.6 million of interest expense related to the new Revolving Credit Facility, representing the commitment fee of 0.35%, as the Revolving Credit Facility is assumed to be undrawn. For the purposes of the pro forma condensed combined financial statements, the Term Loan and Revolving Credit Facility under the Credit Agreement bear interest at a rate of 3.4%, which represents the Adjusted Term SOFR Rate, as defined in the Credit Agreement, plus 2.25% in accordance with the terms of the Credit Agreement. The Adjusted Term SOFR Rate is based on the 6-month SOFR rate of 0.94% as of August 22, 2022. A hypothetical 10% change in the 6-month SOFR rate would have a $0.2 million impact on the pro forma interest expense.

(GG)	Reflects elimination of interest income and unrealized loss on marketable securities held in the Trust Account.

(HH)	Reflects the net tax expense of all adjustments impacting the pro forma statement of operations, based on a blended statutory rate of 25%. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns for the periods presented.

(II)	Reflects the reversal of accumulating preferred dividends on the Westrock Preferred Units.

(JJ)	Represents the earnings per share calculation using the weighted-average common shares outstanding assuming the Transaction occurred on January 1, 2021. The calculation of weighted-average common shares outstanding excludes the impact of Westrock Series A Preferred Shares on an as-converted basis, as including them would be anti-dilutive, and excludes the impact of the Westrock Warrants as the warrants are not dilutive based on their exercise price.

(in thousands)
Numerator
Net loss attributable to holders of Westrock Common Shares	$(6,578)
Denominator
Number of Westrock Common Shares held by holders who were equityholders of Westrock prior to the Transaction	37,076
Number of Westrock Common Shares held by PIPE Investors	23,090
Number of Westrock Common Shares held by Riverview public stockholders	6,618
Number of Westrock Common Shares held by Riverview Sponsor and holders of other Riverview Class B Shares	6,250
Total Westrock Common Shares – Basic	73,034
Number of Westrock Series A Preferred Shares, on an as-converted basis to Westrock Common Shares	—
Total Westrock Common Shares – Diluted	73,034
Loss per Westrock Common Share
Basic	$(0.09)
Diluted	$(0.09)

(KK)	Represents one-time non-capitalizable costs incurred by Riverview for the Transaction, including advisory, banking, legal and accounting services.

Forward-Looking Statements

Certain statements included in this document that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict,” "potential," "seem," "seek," "future," "outlook," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, certain plans, expectations, goals, projections, and statements about the benefits of the consummated transaction, the plans, objections, expectations, and intentions of Westrock and other statements that are not historical facts. These statements are based on information available to Westrock as of the date hereof and Westrock is not under any duty to update any of the forward-looking statements after the date of this document to conform these statements to actual results. These statements are based on various assumptions, whether or not identified in this document, and on the current expectations of the management of Westrock as of the date hereof and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and should not be relied on by an investor or others as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Westrock. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the Transaction; risks relating to the uncertainty of the projected financial information with respect to Westrock Coffee; risks related to the rollout of Westrock’s business and the timing of expected business milestones; the effects of competition on Westrock's business; the ability of Westrock to issue equity or equity-linked securities or obtain debt financing in the future; and those factors discussed in the Registration Statement, under the heading “Risk Factors”, and other documents Westrock has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Westrock does not presently know, or that Westrock currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, the forward-looking statements reflect Westrock's expectations, plans, or forecasts of future events and views as of the date of this document. Westrock anticipates that subsequent events and developments will cause Westrock's assessments to change. However, while Westrock may elect to update these forward-looking statements at some point in the future, Westrock specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as a representation of Westrock’s assessments as of any date subsequent to the date of this document. Accordingly, undue reliance should not be placed upon the forward-looking statements.